Exhibit 99.1

1999 Bryan Street, Suite 1200
Dallas, Texas 75201
1.214.583.8500

Press Release

FOR IMMEDIATE RELEASE	November 24, 2020

Jacobs Reports Fiscal Fourth Quarter and Fiscal Year 2020 Earnings
Generates $807 Million in Fiscal 2020 Cash Flow From Operations and $689M of Free Cash Flow
Launches Focus 2023 Initiative to Drive Next Phase of Growth
Acquires The Buffalo Group to Strengthen Cyber, All-Source Intelligence and AI Capabilities
Developing Hydrogen Fuel Cell Technology for Use in Advanced Technology Environments
Initiates Fiscal 2021 Adjusted EBITDA Guidance Reflecting Year-Over-Year Growth
DALLAS - Jacobs Engineering Group Inc. (NYSE: J) today announced its financial results for the fiscal fourth quarter and fiscal year ended October 2, 2020.
Q4 2020 Financial Highlights:
•Revenue of $3.5 billion1 grew 3.7% year-over-year; net revenue up 2% pro forma
•EPS from continuing operations of $0.53, includes impact from Focus 2023 initiative
•Adjusted EPS from continuing operations of $1.63, including $0.24 in discrete tax benefits
•Backlog increased $1.2 billion to $23.8 billion, up 6% year-over-year and up 3% on a pro forma basis
•Cash flow from operations of $432 million and free cash flow of $403 million, driven by strong DSO performance

Fiscal Year 2020 Highlights:
•Revenue growth of 6.5% and pro forma net revenue growth of 2.5%
•Net earnings from continuing operations of $354 million and adjusted EBITDA growth of 7% to $1.05 billion
•FY20 EPS1 of $2.67 up 28% and adjusted EPS of $5.48, up 9% year-over-year
•Cash flow from operations of $807 million and free cash flow of $689 million, representing strong cash conversion

Jacobs’ Chair and CEO Steve Demetriou commented, “Our strong FY20 results and solid FY21 outlook demonstrate the mission-critical nature of our solutions, and when combined with the diversity of our end markets, enables us to thrive in varying economic environments. The pandemic has served as a catalyst for us to materially accelerate our digital vision and quickly pivot to an effective virtual workforce." Demetriou continued, "At Jacobs, our mindset of continuously challenging today to reinvent tomorrow has enabled us to capitalize on enhanced technologies, positioning us for sustainable, long-term growth.”

Jacobs’ President and CFO Kevin Berryman added, “Our focus on delivering innovative and technology-enabled solutions for a more connected, sustainable world is even more critical today than any time in our company’s history. During fiscal 2020 we grew revenue and profits year-over-year, generated $689 million in free cash flow and are positioned for operating profit growth and strong cash flow generation in fiscal 2021. The next phase of our growth will be propelled by Jacobs' Focus 2023 initiative - further accelerating our global integrated delivery of technology-enabled solutions."

Financial Outlook2
The company expects fiscal 2021 adjusted EBITDA of $1,055 million to $1,155 million and adjusted EPS of $5.20 to $6.00.

We have launched our Focus 2023 initiative with expected benefits of over $200 million versus fiscal 2020.
Looking beyond fiscal 2021 the company expects developing business momentum leading to double-digit growth in adjusted EBITDA.

1Reflects continuing operations as reported in accordance with GAAP.
2Reconciliation of the adjusted EPS outlook and adjusted EBITDA outlook for the full fiscal year to the most directly comparable GAAP measure is not available without unreasonable efforts because the Company cannot predict with sufficient certainty all the components required to provide such reconciliation, including with respect to the costs and charges relating to transaction expenses, restructuring and integration to be incurred in fiscal 2021 and beyond.

Fourth Quarter Review

	Fiscal Q4 2020	Fiscal Q4 2019	Change
Revenue	$3.5 billion	$3.4 billion	$0.1 billion
Net Revenue	$2.8 billion	$2.7 billion	$0.1 billion
GAAP Net Earnings from Continuing Operations	$70 million	$22 million	$48 million
GAAP Earnings Per Diluted Share (EPS) from Continuing Operations	$0.53	$0.16	$0.37
Adjusted Net Earnings from Continuing Operations	$214 million	$201 million	$13 million
Adjusted EPS from Continuing Operations	$1.63	$1.48	$0.15
The company’s adjusted net earnings from continuing operations and adjusted EPS from continuing operations for the fourth quarter of fiscal 2020 and fiscal 2019 exclude the adjustments set forth in the table below. For additional information regarding these adjustments and a reconciliation of adjusted net earnings and adjusted EPS to net earnings and EPS, respectively, as well as a reconciliation of net revenue to revenue, refer to the section entitled “Non-GAAP Financial Measures” at the end of this release.

	Fiscal Q4 2020	Fiscal Q4 2019
GAAP Net Earnings from Continuing Operations and Diluted Earnings Per Share (EPS)	$70 million ($0.53 per share)	$22 million ($0.16 per share)
After-tax restructuring, transaction costs and other charges ($211.9 million and $113.5 million for the fiscal 2020 and 2019 periods, respectively, before income taxes).	$161 million ($1.22 per diluted share)	$88 million ($0.65 per diluted share)
Other adjustments include:
(a) addback of amortization of intangible assets of $23.5 million and $23.4 million in the 2020 and 2019 periods, respectively,
(b) the reclassification of revenues under the Company's Transition Services Agreement (TSA) with Worley of $0.6 million and $21.3 million included in other income for U.S. GAAP reporting purposes to SG&A and the exclusion of $(0.5) million and $0.7 million in remaining unreimbursed costs associated with the TSA during the fiscal 2020 and 2019 fourth quarters, respectively,
(c) the removal of $(44.5) million and $64.8 million in fair value adjustments related to our investment in Worley stock (net of Worley stock dividend) and certain foreign currency revaluations relating to ECR sale in the 2020 and 2019 periods, respectively,
(d) the add-back of charges resulting from the revaluation of certain deferred tax assets/liabilities in connection with U.S. tax reform of $24.0 million in 2019 and
(e) associated income tax expense adjustments for the above pre-tax adjustment items.
	$(16) million ($(0.12) per diluted share)	$91 million ($0.67 per diluted share)
Adjusted Net Earnings from Continuing Operations and Adjusted EPS from Continuing Operations	$214 million ($1.63 per diluted share)	$201 million ($1.48 per diluted share)
(note: earnings per share amounts may not add due to rounding)
Fiscal fourth quarter 2020 adjusted earnings per share from continuing operations reflect an adjusted effective tax rate of 22.9%, excluding favorable discrete tax impacts of $31.6 million, or $0.24 per share.

Fiscal 2020 Review

	Fiscal 2020	Fiscal 2019	Change
Revenue	$13.6 billion	$12.7 billion	$0.9 billion
Net Revenue	$11.0 billion	$10.2 billion	$0.8 billion
GAAP Net Earnings from Continuing Operations	$354 million	$291 million	$63 million
GAAP Earnings Per Diluted Share (EPS) from Continuing Operations	$2.67	$2.09	$0.58
Adjusted Net Earnings from Continuing Operations	$727 million	$704 million	$23 million
Adjusted EPS from Continuing Operations	$5.48	$5.05	$0.43
The company’s adjusted net earnings and adjusted EPS for fiscal 2020 and fiscal 2019 exclude the charges and costs set forth in the table below. For additional information regarding these adjustments and a reconciliation of adjusted net earnings and adjusted EPS to net earnings and EPS, respectively, as well as a reconciliation of net revenue to revenue, refer to the section entitled “Non-GAAP Financial Measures” at the end of this release.

	Fiscal 2020	Fiscal 2019
GAAP Net Earnings from Continuing Operations and Diluted Earnings Per Share (EPS)	$354 million ($2.67 per share)	$291 million ($2.09 per share)
After-tax restructuring and other charges ($330.2 million and $311.5 million for the fiscal 2020 and 2019 periods, respectively, before income taxes).	$248 million ($1.87 per diluted share)	$260 million ($1.86 per diluted share)
Other adjustments include:
(a) addback of amortization of intangible assets of $90.6 million and $79.1 million in the 2020 and 2019 periods, respectively,
(b) the allocation to discontinued operations of estimated stranded corporate costs of $14.8 million in the fiscal 2019 year that were reimbursed or otherwise eliminated in connection with the sale of the ECR business,
(c) the reclassification of revenues under the Company's Transition Services Agreement (TSA) with Worley of $15.8 million and $35.4 million included in other income for U.S. GAAP reporting purposes to SG&A and the exclusion of $0.3 million and $3.9 million in remaining unreimbursed costs associated with the TSA during in the 2020 and 2019 periods, respectively,
(d) the allocation to discontinued operations of estimated interest expense amounts in 2019 related to long-term debt that has been paid down in connection with the sale of the ECR business of $42.3 million,
(e) the removal of $74.5 million and $64.8 million in fair value adjustments related to our investment in Worley stock (net of Worley stock dividend) and certain foreign currency revaluations relating to ECR sale in the 2020 and 2019 periods, respectively,
(f) the exclusion of a $37 million one-time favorable adjustment in the 2019 period associated with reduction of deferred income taxes for permanently reinvested earnings from non-U.S. subsidiaries in connection with the sale of the ECR business,
(g) the add-back of charges resulting from the revaluation of certain deferred tax assets/liabilities in connection with U.S. tax reform of $35.0 million and other income tax adjustments of $1.5 million in the 2019 period and
(h) associated income tax expense adjustments for the above pre-tax adjustment items.
	$125 million ($0.94 per diluted share)	$153 million ($1.10 per diluted share)
Adjusted Net Earnings from Continuing Operations and Adjusted EPS from Continuing Operations	$727 million ($5.48 per diluted share)	$704 million ($5.05 per diluted share)
(note: earnings per share amounts may not add due to rounding)

Fiscal year 2020 adjusted earnings per share from continuing operations reflect an adjusted effective tax rate of 23.2%, excluding net favorable discrete tax impacts of $39.9 million, or $0.30 cents per share.
Jacobs is hosting a conference call at 10:00 A.M. ET on Tuesday November 24, 2020, which will be webcast live at www.jacobs.com.

About Jacobs
At Jacobs, we’re challenging today to reinvent tomorrow by solving the world’s most critical problems for thriving cities, resilient environments, mission-critical outcomes, operational advancement, scientific discovery and cutting-edge manufacturing, turning abstract ideas into realities that transform the world for good. With approximately $14 billion in annual revenue and a talent force of approximately 55,000, Jacobs provides a full spectrum of professional services including consulting, technical, scientific and project delivery for the government and private sectors. Visit jacobs.com and connect with Jacobs on LinkedIn, Twitter, Facebook and Instagram.

Forward-Looking Statements
Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Statements made in this press release that are not based on historical fact are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make concerning the potential continued effects of the COVID-19 pandemic on our business, financial condition and results of operations and our expectations as to our future growth, prospects, financial outlook and business strategy for fiscal 2021 or future fiscal years. Although such statements are based on management's current estimates and expectations, and currently available competitive, financial, and economic data, forward-looking statements are inherently uncertain, and you should not place undue reliance on such statements as actual results may differ materially. We caution the reader that there are a variety of risks, uncertainties and other factors that could cause actual results to differ materially from what is contained, projected or implied by our forward-looking statements. Such factors include the magnitude, timing, duration and ultimate impact of the COVID-19 pandemic and any resulting economic downturn on our results, prospects and opportunities, the timeline for easing or removing “shelter-in-place”, “stay-at-home”, social distancing, travel restrictions and similar orders, measures or restrictions imposed by governments and health officials in response to the pandemic, or if such orders, measures or restrictions are re-imposed after being lifted or eased, including as a result of increases in cases of COVID-19; and the development, effectiveness and distribution of vaccines or treatments for COVID-19. The impact of such matters includes, but is not limited to, the possible reduction in demand for certain of our services and the delay or abandonment of ongoing or anticipated projects due to the financial condition of our clients and suppliers or to governmental budget constraints; the inability of our clients to meet their payment obligations in a timely manner or at all; potential issues and risks related to a significant portion of our employees working remotely; illness, travel restrictions and other workforce disruptions that could negatively affect our supply chain and our ability to timely and satisfactorily complete our clients’ projects; difficulties associated with hiring additional employees or replacing any furloughed employees; increased volatility in the capital markets that may affect our ability to access sources of liquidity on acceptable pricing or borrowing terms or at all; and the inability of governments in certain of the countries in which we operate to effectively mitigate the financial or other impacts of the COVID-19 pandemic on their economies and workforces and our operations therein. The foregoing factors and potential future developments are inherently uncertain, unpredictable and, in many cases, beyond our control. For a description of these and additional factors that may occur that could cause actual results to differ from our forward-looking statements see our Annual Report on Form 10-K for the year ended October 2, 2020, and in particular the discussions contained therein under Item 1 - Business; Item 1A - Risk Factors; Item 3 - Legal Proceedings; and Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations, as well as the Company’s other filings with the Securities and Exchange Commission. The Company is not under any duty to update any of the forward-looking statements after the date of this press release to conform to actual results, except as required by applicable law.
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Financial Highlights:
Results of Operations (in thousands, except per-share data) (Quarterly data unaudited):

	For the Three Months Ended		For the Years Ended
	October 2, 2020	September 27, 2019	October 2, 2020	September 27, 2019
Revenues	$3,519,689	$3,392,862	$13,566,975	$12,737,868
Direct cost of contracts	(2,854,754)	(2,727,329)	(10,980,307)	(10,260,840)
Gross profit	664,935	665,533	2,586,668	2,477,028
Selling, general and administrative expenses	(642,461)	(566,447)	(2,050,695)	(2,072,177)
Operating Profit	22,474	99,086	535,973	404,851
Other Income (Expense):
Interest income	1,550	2,315	4,729	9,487
Interest expense	(14,131)	(10,120)	(62,206)	(83,847)
Miscellaneous income (expense), net	50,265	(37,744)	(37,293)	20,468
Total other income (expense), net	37,684	(45,549)	(94,770)	(53,892)
Earnings From Continuing Operations Before Taxes	60,158	53,537	441,203	350,959
Income Tax Benefit (Expense) for Continuing Operations	19,721	(24,124)	(55,320)	(36,954)
Net Earnings of the Group from Continuing Operations	79,879	29,413	385,883	314,005
Net Earnings of the Group from Discontinued Operations	12,474	120,378	137,984	559,214
Net Earnings of the Group	92,353	149,791	523,867	873,219
Net Earnings Attributable to Noncontrolling Interests from Continuing Operations	(10,360)	(7,467)	(32,022)	(23,045)
Net Earnings Attributable to Jacobs from Continuing Operations	69,519	21,946	353,861	290,960
Net Earnings Attributable to Noncontrolling Interests from Discontinued Operations	—	—	—	(2,195)
Net Earnings Attributable to Jacobs from Discontinued Operations	12,474	120,378	137,984	557,019
Net Earnings Attributable to Jacobs	$81,993	$142,324	$491,845	$847,979
Net Earnings Per Share:
Basic Net Earnings from Continuing Operations Per Share	$0.53	$0.16	$2.69	$2.11
Basic Net Earnings from Discontinued Operations Per Share	$0.10	$0.89	$1.05	$4.03
Basic Earnings Per Share	$0.63	$1.06	$3.74	$6.14
Diluted Net Earnings from Continuing Operations Per Share	$0.53	$0.16	$2.67	$2.09
Diluted Net Earnings from Discontinued Operations Per Share	$0.09	$0.88	$1.04	$4.00
Diluted Earnings Per Share	$0.62	$1.04	$3.71	$6.08

Segment Information (in thousands) (Quarterly data and Non-GAAP unaudited):

	For the Three Months Ended		For the Years Ended
	October 2, 2020	September 27, 2019	October 2, 2020	September 27, 2019
Revenues from External Customers:
Critical Mission Solutions	$1,328,975	$1,300,137	$4,965,952	$4,551,162
People & Places Solutions	2,190,714	2,092,725	8,601,023	8,186,706
Pass Through Revenue	(687,980)	(702,786)	(2,609,843)	(2,543,358)
People & Places Solutions Net Revenue	$1,502,734	$1,389,939	$5,991,180	$5,643,348
Total Revenue	$3,519,689	$3,392,862	$13,566,975	$12,737,868
Net Revenue	$2,831,709	$2,690,076	$10,957,132	$10,194,510

	For the Three Months Ended		For the Years Ended
	October 2, 2020	September 27, 2019	October 2, 2020	September 27, 2019
Segment Operating Profit:
Critical Mission Solutions	$107,748	$87,754	$372,070	$310,043
People & Places Solutions (1)	182,843	198,929	740,707	714,394
Total Segment Operating Profit	290,591	286,683	1,112,777	1,024,437
Other Corporate Expenses (2)	(56,243)	(78,679)	(249,391)	(264,351)
Restructuring and Other Charges	(211,874)	(108,918)	(327,413)	(355,235)
Total U.S. GAAP Operating Profit	22,474	99,086	535,973	404,851
Total other income (expense), net (3)	37,684	(45,549)	(94,770)	(53,892)
Earnings from Continuing Operations Before Taxes	$60,158	$53,537	$441,203	$350,959

(1)Includes $25.0 million in charges associated with a certain project for the year ended September 27, 2019.
(2)Other corporate expenses include costs that were previously allocated to the ECR segment prior to discontinued operations presentation in connection with the ECR sale in the approximate amount of $6.4 million for the year ended September 27, 2019. Other corporate expenses also includes intangibles amortization of $23.5 million and $23.4 million for the three-month periods ended October 2, 2020 and September 27, 2019, respectively, and $90.6 million and $79.1 million for the years ended October 2, 2020 and September 27, 2019, respectively.
(3)Other income and expense includes gain on the settlement of the CH2M retiree medical plans of $0.4 million and $35.0 million for the three month period and year ended September 27, 2019. Includes the amortization of deferred financing fees related to the CH2M acquisition of $1.8 million and $3.2 million for the three month period and year ended September 27, 2019, respectively. Includes revenues under the Company's TSA with Worley of $0.1 million and $21.3 million for the three-month periods ended October 2, 2020 and September 27, 2019, respectively, and $15.8 million and $35.4 million and for the years ended October 2, 2020 and September 27, 2019, respectively. Also includes $44.5 million and $64.8 million in fair value adjustments related to our investment in Worley stock (net of Worley Stock dividends) and certain foreign currency revaluations relating to ECR sale proceeds for the three-month periods ended October 2, 2020 and September 27, 2019, respectively, and $74.3 million and $64.8 million for the years ended October 2, 2020 and September 27, 2019, respectively.

Balance Sheet (in thousands):

	October 2, 2020	September 27, 2019
ASSETS
Current Assets:
Cash and cash equivalents	$862,424	$631,068
Receivables and contract assets	3,167,310	2,840,209
Prepaid expenses and other	162,355	189,358
Investment in equity securities	347,510	451,133
Total current assets	4,539,599	4,111,768
Property, Equipment and Improvements, net	319,371	308,143
Other Noncurrent Assets:
Goodwill	5,639,091	5,432,544
Intangibles, net	658,340	665,076
Deferred income tax assets	211,047	514,633
Operating lease right-of-use assets	576,915	—
Miscellaneous	409,990	430,547
Total other noncurrent assets	7,495,383	7,042,800
	$12,354,353	$11,462,711
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term debt	$—	$199,901
Accounts payable	1,061,754	1,072,645
Accrued liabilities	1,249,883	1,386,952
Operating lease liability	164,312	—
Contract liabilities	465,648	414,208
Total current liabilities	2,941,597	3,073,706
Long-term debt	1,676,941	1,201,245
Liabilities relating to defined benefit pension and retirement plans	568,176	575,897
Deferred income tax liabilities	3,366	233,111
Long-term operating lease liability	735,202	—
Other deferred liabilities	573,404	610,094
Commitments and Contingencies
Stockholders’ Equity:
Capital stock:
Preferred stock, $1 par value, authorized - 1,000,000 shares; issued and outstanding - none	—	—
Common stock, $1 par value, authorized - 240,000,000 shares; issued and outstanding - 129,747,783 shares and 132,879,395 shares as of October 2, 2020 and September 27, 2019, respectively	129,748	132,879
Additional paid-in capital	2,598,446	2,559,450
Retained earnings	4,020,575	3,939,174
Accumulated other comprehensive loss	(933,057)	(916,812)
Total Jacobs stockholders’ equity	5,815,712	5,714,691
Noncontrolling interests	39,955	53,967
Total Group stockholders’ equity	5,855,667	5,768,658
	$12,354,353	$11,462,711

Cash Flows (In thousands) (Quarterly data unaudited)

	For the Three Months Ended		For the Years Ended
	October 2, 2020	September 27, 2019	October 2, 2020	September 27, 2019
Cash Flows from Operating Activities:
Net earnings attributable to the Group	$92,353	$149,791	$523,867	$873,219
Adjustments to reconcile net earnings to net cash flows provided by (used for) operations:
Depreciation and amortization:
Property, equipment and improvements	24,076	20,508	91,070	90,171
Intangible assets	23,489	22,752	90,563	79,098
Gain on sale of ECR business	3,130	(17,416)	(110,236)	(935,110)
Loss on disposal of other businesses and investments	—	—	—	9,608
(Gain) Loss on investment in equity securities	(35,252)	80,283	103,623	78,108
Stock based compensation	11,942	21,796	48,150	69,137
Equity in earnings of operating ventures, net of return on capital distributions	10,861	(1,152)	9,172	(8,784)
Loss on disposals of assets, net	1,067	4,224	766	6,222
Impairment of long-lived assets	162,238	—	162,238	—
Loss (Gain) on pension and retiree medical plan changes	1,947	1,534	4,598	(33,087)
Deferred income taxes	19,802	(158,531)	82,275	(105,939)
Changes in assets and liabilities, excluding the effects of businesses acquired:
Receivables and contract assets, net of contract liabilities	27,831	(85,040)	(107,784)	(67,894)
Prepaid expenses and other current assets	(47,182)	(19,116)	(27,280)	(13,117)
Accounts payable	22,242	227,368	(92,838)	295,146
Income taxes payable	5,036	(367,659)	35,194	(294,995)
Accrued liabilities	81,172	(71,873)	(27,849)	(305,716)
Other deferred liabilities	(7,964)	23,212	(64,390)	(106,256)
Other, net	35,585	23,196	85,710	3,753
Net cash provided by (used for) operating activities	432,373	(146,123)	806,849	(366,436)
Cash Flows from Investing Activities:
Additions to property and equipment	(29,448)	(29,307)	(118,269)	(135,977)
Disposals of property and equipment and other assets	—	(123)	96	7,177
Capital contributions to equity investees, net of return of capital distributions	80	(4,857)	(12,278)	(8,761)
Acquisitions of businesses, net of cash acquired	(7,046)	—	(293,580)	(575,110)
Disposals of investment in equity securities	—	—	—	64,708
Proceeds (payments) related to sales of businesses	—	4,691	(5,061)	2,801,425
Purchases of noncontrolling interests	—	—	—	(1,113)
Net cash (used for) provided by investing activities	(36,414)	(29,596)	(429,092)	2,152,349
Cash Flows from Financing Activities:
Net (repayments of) proceeds from borrowings	(491,244)	157,046	265,264	(1,043,342)
Debt issuance costs	—	(174)	(1,807)	(3,915)
Proceeds from issuances of common stock	8,442	18,815	37,235	64,958
Common stock repurchases	(51,429)	(329,058)	(337,251)	(853,676)
Taxes paid on vested restricted stock	(139)	(454)	(27,794)	(26,641)
Cash dividends, including to noncontrolling interests	(46,441)	(24,139)	(143,962)	(106,396)
Net cash used for financing activities	(580,811)	(177,964)	(208,315)	(1,969,012)
Effect of Exchange Rate Changes	22,466	(13,491)	61,914	20,809
Net (Decrease) Increase in Cash and Cash Equivalents	(162,386)	(367,174)	231,356	(162,290)
Cash and Cash Equivalents at the Beginning of the Period	1,024,810	998,242	631,068	793,358
Cash and Cash Equivalents at the End of the Period	$862,424	$631,068	$862,424	$631,068
See the accompanying Notes to Consolidated Financial Statements.

Backlog (in millions):

Unaudited	October 2, 2020	September 27, 2019
Critical Mission Solutions	$9,104	$8,460
People & Places Solutions	14,714	14,109
Total	$23,818	$22,569

Non-GAAP Financial Measures:
In this press release, the Company has included certain non-GAAP financial measures as defined in Regulation G promulgated under the Securities Exchange Act of 1934, as amended. The non-GAAP financial measures included in this press release are net revenue, adjusted net earnings from continuing operations, adjusted EPS from continuing operations, adjusted EBITDA and free cash flow.

Net revenue is calculated excluding pass-through revenue of the Company’s People & Places Solutions segment from the Company’s revenue from continuing operations. Adjusted net earnings from continuing operations and adjusted EPS from continuing operations are calculated by (i) excluding the costs related to our 2015 restructuring activities, which included involuntary terminations, the abandonment of certain leased offices, combining operational organizations and the co-location of employees into other existing offices; and charges associated with our Europe, U.K. and Middle East region, which included write-offs on contract accounts receivable and charges for statutory redundancy and severance costs; (ii) excluding costs and other charges associated with restructuring activities implemented in connection with the acquisitions of The KeyW Holding Corporation ("KeyW"), CH2M and John Wood Group nuclear business, the sale of the ECR business and other related cost reduction initiatives, which included involuntary terminations, costs associated with co-locating Jacobs, KeyW and CH2M offices, separating physical locations of ECR and continuing operations, costs and expenses of the Integration Management Office and Separation Management Office, including professional services and personnel costs, costs and charges associated with the divestiture of joint venture interests to resolve potential conflicts arising from the CH2M acquisition, expenses relating to certain commitments and contingencies relating to discontinued operations of the CH2M business, charges associated with certain operations in India, which included write-offs on contract accounts receivable and other accruals, and similar costs and expenses; (iii) excluding the costs and other charges associated with the Focus 2023 initiatives commenced in the fourth quarter of fiscal 2020, which included costs and charges associated with the re-scaling and repurposing of physical office space, voluntary employee separations and related expenses (the amounts referred in (i), (ii) and (iii) are collectively referred to as the “Restructuring and other charges”); (iv) excluding transaction costs and other charges incurred in connection with closing of the KeyW, CH2M and John Wood Group nuclear business acquisitions, and sale of the ECR business (to the extent incurred prior to the closing), including advisor fees, change in control payments, costs and expenses relating to the registration and listing of Jacobs stock issued in connection with the CH2M acquisition, and similar transaction costs and expenses (collectively referred to as “transaction costs”); (v) adding back amortization of intangible assets; (vi) allocating to discontinued operations estimated stranded corporate costs that will be reimbursed or otherwise eliminated in connection with the sale of the ECR business; (vii) the reclassification of revenue under the Company's transition services agreement (TSA) with Worley included in other income for U.S. GAAP reporting purposes to SG&A and the exclusion of remaining unreimbursed costs associated with the TSA; (viii) allocating to discontinued operations estimated interest expense relating to long-term debt that was paid down with the proceeds of the ECR sale; (ix) the removal of fair value adjustments and dividend income related to the Company’s investment in Worley stock and certain foreign currency revaluations relating to ECR sale proceeds; (x) the exclusion of a one-time favorable adjustment in the fiscal 2019 period associated with a reduction of deferred income taxes for permanently reinvested earnings from non-U.S. subsidiaries in connection with the sale of the ECR business; (xi) excluding charges resulting from the revaluation of certain deferred tax assets/liabilities in connection with U.S. tax reform; (xii) adding back depreciation and amortization relating to the ECR business of the Company that was ceased as a result of the application of held-for-sale accounting; and (xiii) other income tax adjustments. Adjustments to derive adjusted net earnings from continuing operations and adjusted EPS from continuing operations are calculated on an after-tax basis. We believe that net revenue, adjusted net earnings from continuing operations, adjusted EPS from continuing operations, adjusted EBITDA and free cash flow are useful to management, investors and other users of our financial information in evaluating the Company’s operating results and understanding the Company’s operating trends by excluding or adding back the effects of the items described above and below, the inclusion or exclusion of which can obscure underlying trends. Additionally, management uses such measures in its own evaluation of the Company’s performance, particularly when comparing performance to past periods, and believes these measures are useful for investors because they facilitate a comparison of our financial results from period to period.

The Company calculates adjusted EBITDA by adding income tax expense, depreciation expense and interest expense, and deducting interest income from adjusted net earnings from continuing operations.

Free cash flow is calculated using the reported statement of cash flows, provided from operations less additions to property and equipment.

The Company provides non-GAAP measures to supplement U.S. GAAP measures, as they provide additional insight into the Company’s financial results. However, non-GAAP measures have limitations as analytical tools and should not be considered in isolation and are not in accordance with, or a substitute for, U.S. GAAP measures. In addition, other companies may define non-GAAP measures differently, which limits the ability of investors to compare non-GAAP measures of the Company to those used by our peer companies.

The following tables reconcile the components and values of U.S. GAAP revenue, net earnings from continuing operations, and EPS from continuing operations to the corresponding "adjusted" amounts and the reconciliation of cash flow from operations to free cash flow and adjusted net earnings to adjusted EBITDA. For the comparable periods presented below, such adjustments consist of amounts incurred in connection with the items described above. Amounts are shown in thousands, except for per-share data (note: earnings per share amounts may not add across due to rounding). Reconciliation of the adjusted EPS and adjusted EBITDA outlook for the full fiscal year 2021 to the most directly comparable GAAP measure is not available without unreasonable efforts because the Company cannot predict with sufficient certainty all the components required to provide such reconciliation (note: earnings per share amounts may not add across due to rounding).

U.S. GAAP Reconciliation for the fourth quarter of fiscal 2020 and 2019

	Three Months Ended
	October 2, 2020
Unaudited	U.S. GAAP	Effects of Restructuring, Transaction and Other Charges (1)	Other Adjustments (2)	Adjusted
Revenues	$3,519,689	$—	$—	$3,519,689
Pass through revenue	—	—	(687,980)	(687,980)
Net revenue	3,519,689	—	(687,980)	2,831,709
Direct cost of contracts	(2,854,754)	449	687,980	(2,166,325)
Gross profit	664,935	449	—	665,384
Selling, general and administrative expenses	(642,461)	211,425	23,567	(407,469)
Operating Profit	22,474	211,874	23,567	257,915
Total other income (expense), net	37,684	—	(45,046)	(7,362)
Earnings from Continuing Operations Before Taxes	60,158	211,874	(21,479)	250,553
Income Tax Benefit (Expense) for Continuing Operations	19,721	(50,861)	5,287	(25,853)
Net Earnings of the Group from Continuing Operations	79,879	161,013	(16,192)	224,700
Net Earnings Attributable to Noncontrolling Interests from Continuing Operations	(10,360)	—	—	(10,360)
Net Earnings from Continuing Operations attributable to Jacobs	69,519	161,013	(16,192)	214,340
Net Earnings attributable to Discontinued Operations	12,474	—	—	12,474
Net Earnings attributable to Jacobs	$81,993	$161,013	$(16,192)	$226,814
Diluted Net Earnings from Continuing Operations Per Share	$0.53	$1.22	$(0.12)	$1.63
Diluted Net Earnings from Discontinued Operations Per Share	$0.09	$—	$—	$0.09
Diluted Earnings Per Share	$0.62	$1.22	$(0.12)	$1.73
Operating Profit Margin	0.64%			9.11%

(1)Includes after-tax charges for the Company's fourth quarter fiscal 2020 transformation initiatives relating to real estate of $123.1 million, and other staffing programs of $23.5 million and $14.4 million of other restructuring, transaction and other charges.
(2)Includes (a) the removal of pass through revenues and costs for the People & Places Solutions line of business for the calculation of operating profit margin as a percentage of net revenue of $688.0 million, (b) the removal of amortization of intangible assets of $23.5 million, (c) the reclassification of revenues under the Company's TSA of $0.6 million included in other income for U.S. GAAP reporting purposes to SG&A, (d) the removal of $44.5 million in fair value adjustments related to our investment in Worley stock (net of Worley stock dividend) and certain foreign currency revaluations relating to the ECR sale and (e) associated income tax expense adjustments for the above pre-tax adjustment items.

	Three Months Ended
	September 27, 2019
Unaudited	U.S. GAAP	Effects of Restructuring, Transaction and Other Charges (1)	Other Adjustments (2)	Adjusted
Revenues	$3,392,862	$—	$—	$3,392,862
Pass through revenue	—	—	(702,786)	(702,786)
Net revenue	3,392,862	—	(702,786)	2,690,076
Direct cost of contracts	(2,727,329)	3,000	702,786	(2,021,543)
Gross profit	665,533	3,000	—	668,533
Selling, general and administrative expenses	(566,447)	105,918	45,301	(415,228)
Operating Profit	99,086	108,918	45,301	253,305
Total other (expense) income, net	(45,549)	4,534	43,530	2,515
Earnings from Continuing Operations Before Taxes	53,537	113,452	88,831	255,820
Income Tax Expense for Continuing Operations	(24,124)	(25,089)	2,060	(47,153)
Net Earnings of the Group from Continuing Operations	29,413	88,363	90,891	208,667
Net Earnings Attributable to Noncontrolling Interests from Continuing Operations	(7,467)	—	—	(7,467)
Net Earnings from Continuing Operations attributable to Jacobs	21,946	88,363	90,891	201,200
Net Earnings attributable to Discontinued Operations	120,378	—	—	120,378
Net Earnings attributable to Jacobs	$142,324	$88,363	$90,891	$321,578
Diluted Net Earnings from Continuing Operations Per Share	$0.16	$0.65	$0.67	$1.48
Diluted Net Earnings from Discontinued Operations Per Share	$0.88	$—	$—	$0.88
Diluted Earnings Per Share	$1.04	$0.65	$0.67	$2.36
Operating Profit Margin	2.92%			9.42%

(1)Includes after-tax CH2M transaction costs and adjustments of $1.3 million, after-tax transaction costs associated with the acquisition of KeyW of $0.2 million and after tax-transaction costs associated with the acquisition of John Wood Group's Nuclear Business of $3.9 million.
(2)Includes (a) the removal of pass through revenues and costs for the People & Places Solutions line of business for the calculation of operating profit margin as a percentage of net revenue of $702.8 million, (b) the removal of amortization of intangible assets of $23.4 million, (c) the reclassification of revenues under the Company's TSA of $21.3 million included in other income for U.S. GAAP reporting purposes to SG&A, (d) the removal of $64.8 million in fair value adjustments related to our investment in Worley stock (net of Worley stock dividend) and certain foreign currency revaluations relating to the ECR sale, (e) the add-back of charges resulting from the revaluation of certain deferred tax assets/liabilities in connection with U.S. tax reform of $24.0 million and (f) associated income tax expense adjustments for the above pre-tax adjustment items.

U.S. GAAP Reconciliation for fiscal years 2020 and 2019

	For the Year Ended
	October 2, 2020
Unaudited	U.S. GAAP	Effects of Restructuring, Transaction and Other Charges (1)	Other Adjustments (2)	Adjusted
Revenues	$13,566,975	$—	$—	$13,566,975
Pass through revenue	—	—	(2,609,843)	(2,609,843)
Net revenue	13,566,975	—	(2,609,843)	10,957,132
Direct cost of contracts	(10,980,307)	2,290	2,609,843	(8,368,174)
Gross profit	2,586,668	2,290	—	2,588,958
Selling, general and administrative expenses	(2,050,695)	325,123	106,529	(1,619,043)
Operating Profit	535,973	327,413	106,529	969,915
Total other expense, net	(94,770)	2,799	58,674	(33,297)
Earnings from Continuing Operations Before Taxes	441,203	330,212	165,203	936,618
Income Tax Expense for Continuing Operations	(55,320)	(81,995)	(39,782)	(177,097)
Net Earnings of the Group from Continuing Operations	385,883	248,217	125,421	759,521
Net Earnings Attributable to Noncontrolling Interests from Continuing Operations	(32,022)	—	—	(32,022)
Net Earnings from Continuing Operations attributable to Jacobs	353,861	248,217	125,421	727,499
Net Earnings attributable to Discontinued Operations	137,984	—	—	137,984
Net Earnings attributable to Jacobs	$491,845	$248,217	$125,421	$865,483
Diluted Net Earnings from Continuing Operations Per Share	$2.67	$1.87	$0.94	$5.48
Diluted Net Earnings from Discontinued Operations Per Share	$1.04	$—	$—	$1.04
Diluted Earnings Per Share	$3.71	$1.87	$0.94	$6.52
Operating Profit Margin	3.95%			8.85%

(1)Includes after-tax charges for the Company's fourth quarter fiscal 2020 transformation initiatives relating to real estate of $123.1 million, and other staffing programs of $23.5 million and $101.6 million of other restructuring, transaction and other charges.
(2)Includes (a) the removal of pass through revenues and costs for the People & Places Solutions line of business for the calculation of operating profit margin as a percentage of net revenue of $2.6 billion, (b) the removal of amortization of intangible assets of $90.6 million, (c) the reclassification of revenues under the TSA of $16.1 million included in other income for U.S. GAAP reporting purposes to SG&A, (d) the removal of $74.5 million in fair value adjustments related to our investment in Worley stock (net of Worley stock dividend) and certain foreign currency revaluations relating to the ECR sale and (e) associated income tax expense adjustments for the above pre-tax adjustment items.

	For the Year Ended
	September 27, 2019
Unaudited	U.S. GAAP	Effects of Restructuring, Transaction and Other Charges (1)	Other Adjustments (2)	Adjusted
Revenues	$12,737,868	$—	$—	$12,737,868
Pass through revenue	—	—	(2,543,358)	(2,543,358)
Net revenue	12,737,868	—	(2,543,358)	10,194,510
Direct cost of contracts	(10,260,840)	4,969	2,543,358	(7,712,513)
Gross profit	2,477,028	4,969	—	2,481,997
Selling, general and administrative expenses	(2,072,177)	350,266	133,164	(1,588,747)
Operating Profit	404,851	355,235	133,164	893,250
Total other expense, net	(53,892)	(22,382)	71,639	(4,635)
Earnings from Continuing Operations Before Taxes	350,959	332,853	204,803	888,615
Income Tax Expense for Continuing Operations	(36,954)	(73,041)	(51,722)	(161,717)
Net Earnings of the Group from Continuing Operations	314,005	259,812	153,081	726,898
Net Earnings Attributable to Noncontrolling Interests from Continuing Operations	(23,045)	—	—	(23,045)
Net Earnings from Continuing Operations attributable to Jacobs	290,960	259,812	153,081	703,853
Net Earnings attributable to Discontinued Operations	557,019	8,361	(55,622)	509,758
Net Earnings attributable to Jacobs	$847,979	$268,173	$97,459	$1,213,611
Diluted Net Earnings from Continuing Operations Per Share	$2.09	$1.87	$1.10	$5.05
Diluted Net Earnings from Discontinued Operations Per Share	$4.00	$0.06	$(0.40)	$3.66
Diluted Earnings Per Share	$6.08	$1.92	$0.70	$8.71
Operating Profit Margin	3.18%			8.76%

(1)Includes after-tax CH2M transaction costs and adjustments of $2.4 million, after tax-transaction costs associated with the sale of our ECR line of business of $8.9 million, after-tax transaction costs associated with the acquisition of KeyW of $9.8 million and after-tax transaction costs associated with the acquisition of John Wood Group's Nuclear Business of $3.9 million.
(2)Includes (a) the removal of pass through revenues and costs for the People & Places Solutions line of business for the calculation of operating profit margin as a percentage of net revenue of $2.54 billion, (b) the removal of amortization of intangible assets of $79.1 million, (c) the allocation to discontinued operations of estimated stranded corporate costs of $14.8 million prior to the sale that was reimbursed under the ECR transition service agreement (TSA) with Worley or otherwise eliminated from the ongoing operations in connection with the sale of the ECR business, (d) the reclassification of revenues under the Company's TSA of $35.4 million included in other income for U.S. GAAP reporting purposes to SG&A and the exclusion of $3.9 million in remaining unreimbursed costs associated with this agreement, (e) the allocation to discontinued operations of estimated interest expense for the month of April prior to the sale related to long-term debt that has been paid down as a result of the ECR sale of $42.3 million, (f) the removal of $64.8 million in fair value adjustments related to our investment in Worley stock (net of Worley stock dividend) and certain foreign currency revaluations relating to the ECR sale and (g) the exclusion of approximately $37.0 million in one-time favorable income tax adjustment from the second quarter associated with reduction of deferred income taxes for permanently reinvested earnings from non-U.S. subsidiaries in connection with the sale of the ECR business, (h) the add-back of charges resulting from the revaluation of certain deferred tax assets/liabilities in connection with U.S. tax reform from the first quarter of $35.0 million and other adjustments of $1.5 million, (i) the add-back of depreciation relating to the ECR business that was ceased as a result of the application of held-for-sale accounting of $17.3 million and (j) associated income tax expense adjustments for the above pre-tax adjustment items.

Reconciliation of Adjusted EBITDA

	Twelve Months Ended	Twelve Months Ended
	10/2/2020	9/27/2019
Adj Net earnings from Continuing Operations	$727,499	$703,853
Adj. Income Tax Expense for Continuing Operations	(177,097)	(161,717)
Adj. Net earnings from Continuing Operations attributable to Jacobs before income taxes	904,596	865,570
Depreciation expense	91,070	88,061
Interest income	(4,729)	(9,487)
Interest expense	61,508	38,399
Adjusted EBITDA	$1,052,445	$982,543

Reconciliation of Free Cash Flow

	Three Months Ended	Twelve Months Ended
	10/2/2020	10/2/2020
Net cash provided by (used for) operating activities	$432,373	$806,849
Additions to property and equipment	(29,448)	(118,269)
Free cash flow	$402,925	$688,580

Earnings Per Share:

	For the Three Months Ended		For the Years Ended
	October 2, 2020	September 27, 2019	October 2, 2020	September 27, 2019
Numerator for Basic and Diluted EPS:
Net earnings attributable to Jacobs from continuing operations	$69,519	$21,946	$353,861	$290,960
Net earnings from continuing operations allocated to participating securities	—	(16)	(72)	(415)
Net earnings from continuing operations allocated to common stock for EPS calculation	$69,519	$21,930	$353,789	$290,545

Net earnings attributable to Jacobs from discontinued operations	$12,474	$120,378	$137,984	$557,019
Net earnings from discontinued operations allocated to participating securities	—	(88)	(28)	(795)
Net earnings from discontinued operations allocated to common stock for EPS calculation	$12,474	$120,290	$137,956	$556,224

Net earnings allocated to common stock for EPS calculation	$81,993	$142,220	$491,745	$846,769

Denominator for Basic and Diluted EPS:
Weighted average basic shares	130,180	134,625	131,541	138,104
Shares allocated to participating securities	—	(99)	(27)	(197)
Shares used for calculating basic EPS attributable to common stock	130,180	134,526	131,514	137,907

Effect of dilutive securities:
Stock compensation plans	1,266	1,579	1,207	1,299
Shares used for calculating diluted EPS attributable to common stock	131,446	136,105	132,721	139,206

Net Earnings Per Share:
Basic Net Earnings from Continuing Operations Per Share	$0.53	$0.16	$2.69	$2.11
Basic Net Earnings from Discontinued Operations Per Share	$0.10	$0.89	$1.05	$4.03
Basic EPS	$0.63	$1.06	$3.74	$6.14
Diluted Net Earnings from Continuing Operations Per Share	$0.53	$0.16	$2.67	$2.09
Diluted Net Earnings from Discontinued Operations Per Share	$0.09	$0.88	$1.04	$4.00
Diluted EPS	$0.62	$1.04	$3.71	$6.08

For additional information contact:

Investors:
Jonathan Doros, 214-583-8596
jonathan.doros@jacobs.com

Media:
Marietta Hannigan, 214-920-8035
marietta.hannigan@jacobs.com

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